EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Andrea Electronics Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2013 as filed with the Securities and Exchange Commission (the “Report”), the undersigned certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: August 14, 2013	/s/ DOUGLAS J. ANDREA
Douglas J. Andrea Chairman of the Board, President, Chief Executive Officer and Corporate Secretary

/s/ CORISA L. GUIFFRE
Corisa L. Guiffre Vice President, Chief Financial Officer and Assistant Corporate Secretary